UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                ----------------
                             WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                   MAY 4, 2005


                           NEVADA GOLD & CASINOS, INC.
             (Exact name of registrant as specified in its charter)


              NEVADA                       1-15517               88-0142032
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                             Identification No.)


             3040 POST OAK BLVD., SUITE 675                       77056
                     HOUSTON, TEXAS
        (Address of principal executive offices)               (Zip Code)


                                 (713) 621-2245
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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
ITEM 7.01     REGULATION FD DISCLOSURE.
              ------------------------

On May 4, 2005, Nevada Gold & Casinos, Inc., through its wholly owned subsidiary, Nevada Gold BVR, LLC ("Nevada Gold BVR"), acquired a 20% interest in Buena Vista Development Company, LLC ("Buena Vista Development") in exchange for a contribution of approximately $200,000 in capital to Buena Vista Development and a loan to Buena Vista Development in the approximate amount of $14.8 million. Casino Development & Management Company is the 80% owner of Buena Vista Development.

Buena Vista Development has entered into a Development Agreement with the Buena Vista Rancheria of Me-Wuk Indians (the "Tribe") for the development of a casino on the lands of the Tribe. The project, which will be located near Buena Vista, Amador County, California, will consist of a multi-level casino designed to accommodate approximately 2,000 slot machines and 80 gaming tables, restaurant and dining facilities, retail outlets, guest support services and a 3,500 to 4,000 space multi-level parking garage. Buena Vista Development will receive a development fee equal to 25% of the net income from the casino for a term of seven years from the date the casino opens to the public.

The terms of the loan to Buena Vista Development provide for interest at rate of prime plus 1%, with payments to be made out of permanent financing for the casino project or the first revenues received by Buena Vista Development under the Development Agreement. Further, Nevada Gold BVR's ownership interest in Buena Vista Development will increase by five percentage points at the end of every 6-month period that the loan remains outstanding, up to a maximum of an additional 20%, or a total of 40%.

Buena Vista Development will use the proceeds of the capital contribution and loan from Nevada Gold BVR to repay certain loans made by Casino Development and Management Company to Buena Vista Development for development costs of the project.

The development of the project is subject to the receipt of regulatory approvals.

As provided in General Instruction B.2 to Form 8-K, the information furnished in
Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

                                             NEVADA GOLD & CASINOS, INC.

Date:  May 5, 2005                           By: /s/ Christopher Domijan
                                                 -------------------------
                                             Christopher Domijan
                                             Chief Financial Officer

End  of  Filing